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                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
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        (Name of Registrant as Specified in its Charter)

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 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

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     5.     Total fee paid:
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[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
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     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
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     4.     Date Filed:
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                             NEWS RELEASE
                             CONTACT:
                             Wayne H. Benson
                             President & Chief Executive Officer
                             (618) 395-8676
                             -----------------------------------
                             FOR IMMEDIATE RELEASE



COMMUNITY FINANCIAL CORP. RECEIVES PROXY CONTEST ENDORSEMENT
 FROM LEADING INDEPENDENT SHAREHOLDER ADVISORY FIRM


     Olney, IL, April 5, 2000 - Community Financial Corp. (NASDAQ:CFIC) announced today that Institutional Shareholder Services, Inc. (ISS) has recommended that its clients vote to elect Community Financial's nominees to its Board of Directors in opposition to the proxy solicitation efforts of Barrett Rochman. Mr. Rochman is waging a hostile proxy contest to, among other things, elect himself and his other hand-picked nominee to Community Financial Corp.'s Board of Directors. Shareholders will vote on and decide this issue at Community Financial's Annual Meeting of Stockholders scheduled for Thursday, April 27.

     In recommending that shareholders support Community Financial's Board of Directors, ISS said: "...ISS believes management has taken the necessary steps to put Community Financial back on track. It has retained a nationally recognized bank consulting firm to consider a variety of alternatives - including exploring a sale - and has put into place a strategic plan designed to transform the company into a fully integrated national bank." The report also said: "The officers and directors have their own stake in this strategy - to the tune of 13.6 percent of the stock - and it is in their interest to invigorate earnings and bolster the stock price rather than conduct an immediate fire sale." ISS's recommendation concluded: "In our view, the dissidents have not put forth any viable plan for turning the company around..."

     Institutional Shareholder Services, based in Rockville,
Maryland, is a longstanding, independent advisor to many major institutional shareholders on proxy contests, corporate governance and related issues.

     Wayne H. Benson, President and Chief Executive Officer of Community Financial commented: "We are pleased that ISS's independent recommendation matches our own views on this significant issue. More important, however, ISS provides a source for shareholders, both big and small, who are looking for the judgment of a neutral party, well-experienced in these issues, to guide their vote. We hope our shareholders will vote accordingly and support Community Financial's Board of Directors."

     Community Financial Corp. is the bank holding company for Community Bank & Trust, N.A., American Bank of Illinois, Saline
County State Bank, Egyptian State Bank, and MidAmerica Bank of
St. Clair County.